UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 9, 2012

Date of Report

(Date of earliest event reported)

AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35121	27-1840403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars, Suite 1000N Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On April 9, 2012, Air Lease Corporation (the “Company”) entered into a purchase agreement novation and related amendment (collectively, the “Novation Agreement”) with Vietnam Aircraft Leasing Joint Stock Company (“VALC”), whereby VALC assigned to the Company its purchase agreement with The Boeing Company (“Boeing”) for the purchase of eight 787-9 aircraft.  Deliveries of these aircraft are scheduled to commence in 2017 and continue through 2018.  Boeing has consented and agreed to the Novation Agreement.

The Novation Agreement is subject to the following conditions precedent: (i) the approval of the Novation Agreement by the Board of Management of VALC and the Board of Shareholders of VALC shall have been obtained on or before April 19, 2012; (ii) certain advance payments due under the assigned purchase agreement between VALC and Boeing shall have been received in full by Boeing; (iii) certain advance payments paid by VALC to Boeing shall have been received in full by VALC; (iv) the Company’s affiliates and Vietnam Airlines Company Limited (“VIE”) shall have duly executed certain aircraft lease agreements; (v) the aircraft lease agreements and the performance of obligations of VIE shall have received full and unconditional approval by all Vietnamese government authorities including the Civil Aviation Authority of Vietnam; and (vi) the Company shall have received in full all security deposit payments due and payable by VIE under the aircraft lease agreements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR LEASE CORPORATION

Date: April 12, 2012	/s/ Grant A. Levy
Grant A. Levy
Executive Vice President, General Counsel and Secretary

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